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                                                                    Exhibit 23.1


                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement on Form F-3 of Nur Macroprinters Ltd. and in the related Prospectus of our report dated March 1, 1999, with respect to the consolidated financial statements of Nur Macroprinters Ltd. included in its Annual Report (Form 20-F) for the year ended December 31, 1998, filed with the Securities and Exchange Commission.


                                         Yours truly,

Tel-Aviv, Israel                         /s/ Kost Forer & Gabbay
December 6, 1999                         --------------------------------------
                                         Kost Forer & Gabbay
                                         A member of Ernst & Young International